UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 22, 2025

WORLD KINECT CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-09533	59-2459427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9800 N.W. 41st Street Miami, Florida		33178
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (305) 428-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WKC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Andrea B. Smith

On October 22, 2025, the Board of Directors (the “Board”) of World Kinect Corporation (the “Company”) appointed Andrea B. Smith as a director of the Company, effective October 24, 2025, increasing the number of directors on the Board from 10 to 11. Ms. Smith will serve as a member of the Compensation Committee and Governance Committee of the Board.

Ms. Smith will receive the standard non-employee director compensation for serving on the Board and its committees, including restricted stock units representing a pro-rated portion of a $185,000 annual equity grant for service on the Board and the Governance Committee, which units will vest on the earlier of the day prior to the Company’s 2026 annual meeting of shareholders or the one-year anniversary of the grant date. The Company also entered into a director indemnification agreement with Ms. Smith, the form of which was previously filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 25, 2025.

There is no arrangement or understanding between Ms. Smith and any other person pursuant to which Ms. Smith was selected as a director of the Company. Ms. Smith is also not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.

Executive Succession Appointments

On October 22, 2025, the Board appointed Ira M. Birns, the Company’s current President and Chief Financial Officer, as the Company’s next Chief Executive Officer and a member of the Board, effective January 1, 2026, at which time he will cease being the Company’s President. Mr. Birns, age 63, has served as the Company’s Chief Financial Officer since 2007 and President since 2025. Prior to joining the Company, Mr. Birns held leadership roles at Arrow Electronics, Inc., a global provider of technology products, services and solutions, including as Vice President and Treasurer from 2002 to 2007. Mr. Birns is the vice chairman of the board of trustees of the New World Symphony of Miami, Florida. Since 2023, Mr. Birns has also served as a member of the board of directors and the chair of the Audit Committee of Stem, Inc. (NYSE: STEM), a global leader in artificial intelligence driven clean energy solutions and services. In connection with his appointment to Chief Executive Officer, Mr. Birns’ salary will be increased to a rate of $900,000 per year, effective January 1, 2026. For 2026, Mr. Birns will also be entitled to an annual target bonus opportunity of $1,100,000 and an annual target long-term incentive award opportunity of $2,250,000, in each case to be based on terms and subject to conditions to be determined by the Compensation Committee. Mr. Birns is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Birns’ appointment as Chief Executive Officer on January 1, 2026, on December 31, 2025, Michael J. Kasbar will step down from his position as Chief Executive Officer and thereafter will continue to serve as Chairman of the Board in an Executive Chairman capacity. In connection with his Executive Chairman role, Mr. Kasbar will be entitled to receive a salary of $850,000 per year, effective January 1, 2026. For 2026, Mr. Kasbar will also be entitled to an annual target bonus opportunity of $1,150,000 and an annual target long-term incentive award opportunity of $2,200,000, in each case to be based on terms and subject to conditions to be determined by the Compensation Committee.

On October 22, 2025, the Board appointed John Rau, the Company’s current Chief Operating Officer, as President, effective January 1, 2026. Previously, Mr. Rau, age 62, served as the Company’s Executive Vice President of Global Aviation and Marine from 2016 to 2025 and assumed responsibility for Global Land in 2022. Previously, he served as the Company’s Executive Vice President of Aviation from 2014 and as the Company’s Senior Vice President of Aviation Americas from 2011 to 2014. Prior to joining the Company, Mr. Rau held leadership roles at American Airlines and United Airlines, including as Managing Director at American Airlines from 1995 to 2011, where he was responsible for the purchase and management of jet fuel, utilities, deicing fluids, and transportation, as well as management of American Airlines’ supplier diversity program. In connection with his appointment to President, Mr. Rau’s salary will be increased to a rate of $800,000 per year, effective January 1, 2026. For 2026, Mr. Rau will also be entitled to an annual target bonus opportunity of $850,000 and an annual target long-term incentive award opportunity of $1,850,000, in each case to be based on terms and subject to conditions to be determined by the Compensation Committee. Mr. Rau is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.

On October 22, 2025, the Board appointed Jose-Miguel (Mike) Tejada, as Executive Vice President and Chief Financial Officer, effective October 24, 2025 following the filing of the Company’s third quarter 10-Q. Mr. Tejada succeeds Ira M. Birns as Chief Financial Officer and will continue to serve as the Company’s principal accounting officer until November 1, 2025. Prior to his promotion, Mr. Tejada, age 50, served as the Company’s Senior Vice President and Chief Accounting Officer since 2021, Senior Vice President, Core Finance from 2018 to 2021, Vice President, Supply & Trading Finance from 2016 to 2018 and as Vice President, Global Product Control from 2015 to 2016. Prior to joining the Company, Mr. Tejada most recently served as the Head of Finance, Americas for Noble Group Limited from 2010 to 2015 where he oversaw the accounting, product control and financial planning and analysis functions. Mr. Tejada is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.

In connection with this promotion, Mr. Tejada’s salary was increased to a rate of $575,000 per year, effective October 24, 2025, and he is entitled to receive a performance-based restricted stock unit award with a grant date fair value of $300,000. The award will generally be earned if the Company achieves a pre-determined average adjusted earnings per share goal for a three-year performance period ending December 31, 2027 and Mr. Tejada remains employed with the Company through October 24, 2028. The award will otherwise be subject to the terms and conditions of the applicable award agreement, and will be subject to the terms and conditions of the Company’s Clawback Policy. For 2025, Mr. Tejada will also be entitled to an annual target bonus opportunity of $345,250, which reflects an increase in respect of his new role through the remainder of the year. For 2026, Mr. Tejada will also be entitled to an annual target bonus opportunity of $475,000 and an annual target long-term incentive award opportunity of $500,000, in each case to be based on terms and subject to conditions to be determined by the Compensation Committee.

On October 22, 2025, the Board appointed Michael Kroll as Senior Vice President and Chief Accounting Officer, effective November 1, 2025. Mr. Kroll will succeed Mr. Tejada as the Company’s principal accounting officer. Prior to his promotion, Mr. Kroll, age 50, served as the Company’s Vice President and Global Controller since 2021, and prior to that as the Company’s Vice President of Commercial Accounting from 2017 to 2021. Prior to joining the Company, Mr. Kroll most recently served as Vice President and Division Controller for Buckeye Partners from 2015 to 2017 where he was responsible for Buckeye’s Supply and Trading and regulated Pipeline segments. Mr. Kroll is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws

On October 22, 2025, the Board approved an amendment and restatement of the Company’s By-Laws to (as so amended, the “Amended and Restated Bylaws”), increasing the number of authorized directors by two in order to allow for the appointment of Ms. Smith and, in January, Mr. Birns.

The foregoing description of the Amended and Restated By-Laws set forth above is qualified in its entirety by reference to the full text thereof which is filed as Exhibit 3.1 to this Form 8-K.

Item 7.01.	Regulation FD Disclosure

Copies of the Company’s press releases announcing the above appointments are attached hereto as Exhibit 99.1 and 99.2 and are incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

d) Exhibits.

Exhibit Number	Description

3.1	World Kinect Corporation Amended and Restated Bylaws

99.1	Press Release Announcing Andrea B. Smith Appointment, dated October 22, 2025

99.2	Press Release Announcing Senior Management Succession, dated October 23, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 28, 2025	World Kinect Corporation

/s/ Joel M. Williams
Joel M. Williams
Assistant Corporate Secretary